Exhibit 10.20

GRUBHUB SEAMLESS INC.

2013 OMNIBUS INCENTIVE PLAN

STOCK OPTION GRANT NOTICE

In connection with the Employment Agreement made as of May 19, 2013, by and between GrubHub, Inc. and Matthew Maloney (“Employment Agreement”) and the closing of the transactions contemplated by that Reorganization and Contribution Agreement by and among Seamless North America, LLC, GrubHub, Inc. and the other parties thereto dated May 19, 2013, (the “Reorganization Agreement”) and pursuant to its 2013 Omnibus Incentive Plan, as amended from time to time (the “Plan”), GrubHub Seamless Inc., a Delaware corporation (the “Company”), hereby assumes and substitutes the option to purchase shares of GrubHub, Inc. common stock granted as of the Date of Grant to the individual listed below (the “Optionee”), with an option to purchase the number of shares of the Company’s Common Stock (“Shares”) set forth below (the “Option”), subject to the terms and conditions set forth herein, in the Plan, and in the certain Stock Option Agreement attached hereto as Exhibit A (the “Option Agreement”), each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Stock Option Grant Notice (the “Grant Notice”) and the Option Agreement.

NOTICE OF STOCK OPTION GRANT

Optionee:	Matthew Maloney
Grant Number:	20,603
Date of Grant:	3/12/2013
Vesting Start Date:	11/1/2016
Exercise Price per Share:	$4.1998
Total Number of Shares Granted:	72,356
Term/Expiration Date:	3/12/2023

Type of Option:	☐ Incentive Stock Option ☒ Non-Qua1ified Stock Option

Vesting Schedule:	The Shares subject to this Option shall vest according to the following schedule:

Number of Shares Subject to Options	Vesting Date
24,118.66 (representing 1/3 of the total number of shares covered by the Option)	The 1st calendar day of each month for 3 consecutive months beginning on 11/1/2016

Notwithstanding anything to the contrary, in the event of the Optionee’s employment is terminated by the Company without Cause, as provided in Section 3(d) of the Employment Agreement, or by the Optionee for Good Reason, as provided in Section 3(e) of the Employment Agreement, the Option is subject to the terms as set forth in Section 4(b) of the Employment Agreement.

In the event of a Change in Control (as defined in the Employment Agreement) of the Company, the following shall apply in lieu of the prior paragraph if a termination of the Optionee’s employment by the Company without Cause or by the Optionee for Good Reason occurs within the period beginning forty-five (45) days prior to and ending twelve (12) months after the occurrence of a Change in Control: if within the period beginning forty-five (45) days prior to and ending twelve (12) months after the occurrence of a Change in Control, the Optionee’s employment is Terminated by the Company without Cause, as provided in Section 3(d) of the Employment Agreement, or Optionee terminates Optionee’s employment for Good Reason, as provided in Section 3(e) of the Employment Agreement, then, subject to Sections 6 and 7(a) of the Employment Agreement and to the delivery to the Company of a Release (as defined in the Employment Agreement), that becomes effective and irrevocable within sixty (60) days after the Date of Termination (as defined in the Employment Agreement), then (A) 100% of the Option shall immediately accelerate and become fully vested and exercisable, (B) the Option shall continue to be fully exercisable by Optionee following the Date of Termination until the earlier of (A) the one (1)-year anniversary of the Closing or (ii) the seven (7)-month anniversary of the date on which a registered initial public offering of the Company’s securities is consummated under the Securities Act of 1933, as amended from time to time, or any replacement statute therefor (the “Exercise Period”), provided, that the Exercise Period shall be no less than three (3) months following the Date of Termination, and provided further, that in no event will Optionee be entitled to exercise any portion of such Option following the Expiration Date, and (C) the Optionee will be entitled to pay the exercise price pursuant to a net exercise and to satisfy any related tax withholding obligations by requesting that the Company withhold a number of shares otherwise issuable upon the exercise of such Option with a fair market value equal to the applicable minimum statutory withholding rates, and the Company agrees to effect such net exercise transaction as soon as practicable upon receipt of Optionee’s request. These provisions shall terminate and be of no further force and effect beginning twelve (12) month after the occurrence of a Change in Control.

By his or her signature below, Optionee agrees to be bound by the terms and conditions of the Plan, the Option Agreement, and this Grant Notice. Optionee has reviewed the Plan (including Sections 10(j) (“Non-competition”), 11(h) (“Lock-Up Period”), 11(i) (“Right of First Refusal”) and 11(j) (“Take-Along Rights”) thereof), the Option Agreement, and this Grant Notice in their entirety and fully understands the provisions of this Grant Notice, the Option Agreement, and the Plan. Optionee hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan, the Option Agreement, and this Grant Notice. Optionee hereby acknowledges and agrees that the Plan, this Grant Notice and the Option Agreement replace in their entirety any prior plan, grant notice or option agreement relating to the original option.

GRUBHUB SEAMLESS INC.		OPTIONEE:

By:	/s/ Adam Dewitt	By:	/s/ Matthew Maloney
Name:	Adam Dewitt	Name:	Matthew Maloney
Title:	CFO	Address:
Address:	111 W. Washington St # 2100	Email Address:	matt@grubhub.com
Chicago IL 60602

EXHIBIT A

STOCK OPTION AGREEMENT

Pursuant to the Stock Option Grant Notice (the “Grant Notice”) to which this Stock Option Agreement (the “Agreement”) is attached, GrubHub Seamless Inc., a Delaware corporation (the “Company”), has granted to Optionee (as set forth in the Grant Notice) an option to purchase the number of shares of Common Stock (“Shares”) under the GrubHub Seamless Inc. 2013 Omnibus Incentive Plan (the “Plan”) indicated in the Grant Notice, at the exercise price per share set forth in the Grant Notice (the “Exercise Price”).

1. Plan Incorporated By Reference. Notwithstanding anything to the contrary in this Option Agreement, this grant of an Option is subject to the terms, definitions, and provisions of the Plan, which is incorporated herein by reference.

2. Option Type. If designated in the Grant Notice as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code; provided, however, that to the extent that the aggregate Fair Market Value of the Common Stock with respect to which Incentive Stock Options (within the meaning of Code Section 422, but without regard to Code Section 422(d)), including the Option, are exercisable for the first time by Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company (or any “parent corporation” or “subsidiary corporation” thereof within the meaning of Code Sections 424(e) or 424(f), respectively)) exceeds one hundred thousand dollars ($100,000), such options shall be treated as not qualifying under Code Section 422, but rather shall be treated as Non-Qualified Stock Options to the extent required by Code Section 422. The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted. For purposes of these rules, the Fair Market Value of the Common Stock shall be determined as of the time the Option with respect to such Common Stock is granted.

3. Exercise of Option. This Option is exercisable as follows:

a. Right to Exercise.

i. This Option shall be exercisable cumulatively according to the vesting schedule set out in the Grant Notice. For purposes of this Option Agreement, the Shares subject to this Option shall vest based on Optionee’s continued status as a Service Provider, unless otherwise determined by the Administrator.

ii. This Option may not be exercised for a fraction of a Share.

iii. In the event of Optionee’s death, Disability, or other termination of Optionee’s status as a Service Provider, the exercisability of the Option shall be governed by Sections 7, 8, 9 and 10 hereof, subject to the limitations in this Section 3.

iv. In the event the exercise of the Option following the termination of Optionee’s status as a Service Provider would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the Term/Expiration Date of the Option as set forth in the Grant Notice or (ii) the expiration of a period of three (3) months after the termination of Optionee’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

v. In no event may this Option be exercised after the Term/Expiration Date of this Option as set forth in the Grant Notice.

b. Method of Exercise. This Option shall be exercisable by written notice to the Company (the “Exercise Notice”). The Exercise Notice shall state the number of Shares for which the Option is being exercised, and such other representations and agreements with respect to such Shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be signed by Optionee and shall be delivered in person or by certified mail to the Secretary of the Company or such other authorized representative of the Company. The Exercise Notice shall be accompanied by payment of the Exercise Price, including payment of any applicable withholding tax. No Shares shall be issued pursuant to the exercise of an Option unless the requirements of Section 10(g) of the Plan (“Conditions on Delivery of Stock”) have been satisfied.

4. Optionee’s Representations. If the Shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act, at the time this Option is exercised, Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Schedule 1.

5. Method of Payment. Payment of the Exercise Price shall be by any of the following at the election of Optionee:

a. cash;

b. check;

c. with the consent of the Administrator, delivery of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding, or delivery by Optionee to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding.

d. with the consent of the Administrator, delivery (either by actual delivery or attestation) of Shares owned by Optionee valued at their Fair Market Value, provided (A) such method of payment is then permitted under Applicable Laws, (B) such Shares, if acquired directly from the Company, were owned by Optionee for such minimum period of time, if any, as may be established by the Company at any time, and (C) such Shares are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

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e. with the consent of the Administrator, surrender of Shares then issuable upon exercise of the Option valued at their Fair Market Value on the date of exercise;

f. with the consent of the Administrator, delivery of a promissory note of Optionee to the Company on terms determined by the Administrator;

g. with the consent of the Administrator, property of any kind which constitutes good and valuable consideration as determined by the Administrator;

h. with the consent of the Administrator, any combination of the foregoing methods of payment.

6. Restrictions on Exercise. This Option may not be exercised until the Plan has been approved by the stockholders of the Company. If the issuance of Shares upon such exercise or if the method of payment for such Shares would constitute a violation of any applicable federal or state securities or other law or regulation, then the Option may also not be exercised. The Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation before allowing the Option to be exercised.

7. Termination of Relationship. If Optionee ceases to be a Service Provider (other than by reason of Optionee’s death or Disability), Optionee may exercise this Option during the three (3) month period immediately following the date Optionee ceases to be a Service Provider to the extent the Option was vested on such date (and in no event later than the expiration date of the term of this Option as set forth in the Grant Notice). To the extent that Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

8. Disability of Optionee. If Optionee ceases to be a Service Provider as a result of his or her Disability, Optionee may exercise the Option to the extent the Option is vested on the date of exercise, but only within twelve (12) months from the date Optionee ceases to be a Service Provider (and in no event later than the expiration date of the term of this Option as set forth in the Grant Notice). To the extent that Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

9. Death of Optionee. If Optionee ceases to be a Service Provider as a result of the death of Optionee, the vested portion of the Option may be exercised at any time within twelve (12) months following the date of death (and in no event later than the expiration date of the term of this Option as set forth in the Grant Notice) by Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance. To the extent that the Option is not exercised within the time specified herein, the Option shall terminate.

10. Early Termination of Option. Notwithstanding anything herein to the contrary, the Administrator may determine in its sole discretion that the Option is terminated as of the date Optionee ceases to be a Service Provider for any reason with regard to any portion of the Option that is not vested as of such date.

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11. Non-Transferability of Option. This Option may not be transferred in any manner except by will or by the laws of descent or distribution. It may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors, and assigns of Optionee.

12. Term of Option. This Option may be exercised only within the term set out in the Grant Notice.

13. Restrictions on Shares; Stockholders’ Agreement. Optionee hereby agrees that any Shares purchased upon the exercise of the Option shall be subject to such terms and conditions as the Administrator shall determine in its sole discretion, including, without limitation, restrictions on the transferability of Shares, the right of the Company to require that Shares be transferred in the event of certain transactions, call rights, tag-along rights, bring-along rights, redemption and co-sale rights and voting requirements. Such terms and conditions may, in the Administrator’s sole discretion, be contained in the Exercise Notice with respect to the Option or in such other agreement as the Administrator shall determine and which Optionee hereby agrees to enter into at the request of the Company. Optionee hereby agrees that, if requested by the Administrator, Optionee shall execute and deliver to the Company a joinder to the Stockholders’ Agreement upon the exercise (in whole or in part) of the Option.

14. Incorporation of Certain Plan Provisions. Without limiting the generality of any provision of this Agreement, Sections 10(j) (“Non-competition”), 11(h) (“Lock-Up Period”), 11(i) (“Right of First Refusal”) and 11 (j) (“Take-Along Rights”) of the Plan are hereby incorporated herein by this reference.

15. Rules Particular To Specific Countries.

a. Generally. Optionee shall, if required by the Administrator, enter into an election with the Company or a Subsidiary (in a form approved by the Company) under which any liability to the Company’s (or a Subsidiary’s) Tax Liability, including, but not limited to, National Insurance Contributions (“NICs”) and the Fringe Benefit Tax (“FBT”), is transferred to and met by Optionee. For purposes of this Section 15, Tax Liability shall mean any and all liability under applicable non-U.S. laws, rules, or regulations from any income tax, the Company’s (or a Subsidiary’s) NICs, FBT, or similar liability under non-U.S. laws, and Optionee’s NICs, FBT, or similar liability that are attributable to: (A) the grant or exercise of, or any other benefit derived by Optionee from the Option; (B) the acquisition by Optionee of the Shares on exercise of the Option; or (C) the disposal of any Shares acquired upon exercise of the Option.

b. Tax Indemnity. Optionee shall indemnify and keep indemnified the Company and any of its Subsidiaries from and against any Tax Liability.

16. Not a Contract or Guarantee of Employment. Subject to applicable law, nothing in this Option Agreement, in the Grant Notice or in the Plan shall confer upon Optionee any right to continue to serve as a Service Provider, nor shall it interfere in any way with the Company’s right to terminate Optionee’s Service Provider relationship at any time, with or without cause and with or without prior notice.

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17. Optionee Acknowledgement. Optionee represents that he or she has read this Agreement and is familiar with its terms and provisions. Optionee hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Board or other administrator of the Plan upon any questions arising under this Agreement.

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SCHEDULE 1

INVESTMENT REPRESENTATION STATEMENT

OPTIONEE	:
COMPANY	:	GrubHub Seamless Inc.
SECURITY	:	Common Stock
AMOUNT	:
DATE	:

In connection with the purchase of the above-listed shares of Common Stock (the “Securities”) of GrubHub Seamless Inc., a Delaware corporation (the “Company”), the undersigned (the “Optionee”) represents to the Company the following:

1. Optionee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Optionee is acquiring these Securities for investment for Optionee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

2. Optionee acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee’s investment intent as expressed herein. Optionee understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Optionee’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one (1) year or any other fixed period in the future. Optionee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the Securities. Optionee understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under applicable securities laws or agreements.

3. Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to Optionee, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may under present law be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as this term is defined under the Exchange Act); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three (3) month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

In the event that the Company does not qualify under Rule 701 at the time of grant of the Option to Optionee, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than six (6) months, or, in the event the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, not less than one (1) year, after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, the satisfaction of the conditions set forth in Sections 1, 2, 3, and 4 of the paragraph immediately above or, in the case of a non-affiliate who subsequently holds the Securities less than one year, the satisfaction of the conditions set forth in Section 2 of the paragraph immediately above.

4. Optionee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 701 and 144 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 701 or 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

Signature of Optionee:

[OPTIONEE]

Date: